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                                                                   Exhibit 4(cc)

                                                                       EXECUTION
                           REGENT COMMUNICATIONS, INC.

                      SEVENTH AMENDMENT TO CREDIT AGREEMENT

                  This SEVENTH AMENDMENT TO CREDIT AGREEMENT (this "AMENDMENT") is dated as of June 30, 1999 and entered into by and among Regent Communications, Inc., a Delaware corporation ("COMPANY"), the financial institutions listed on the signature pages hereof ("LENDERS"), General Electric Capital Corporation, as documentation agent ("DOCUMENTATION AGENT") and Bank of Montreal, Chicago Branch, as agent for Lenders ("AGENT"), and the Credit Support Parties (as defined in Section 5 hereof) listed on the signature pages hereof, and is made with reference to that certain Credit Agreement dated as of November 14, 1997, as amended by that certain First Amendment to Credit Agreement dated as of February 16, 1998, that certain Second Amendment and Limited Waiver to Credit Agreement dated as of June 10, 1998, that certain Third Amendment to Credit Agreement dated as of August 14, 1998, that certain Fourth Amendment, Limited Consent and Limited Waiver to Credit Agreement, First Amendment to Subsidiary Guaranty and First Amendment to Pledge and Security Agreement dated as of October 16, 1998, that certain Fifth Amendment to Credit Agreement dated as of November 23, 1998 and that certain Sixth Amendment and Limited Consent to Credit Agreement dated as of February 24, 1999 (as so amended, the "CREDIT AGREEMENT"), by and among Company, Lenders and Agent. Capitalized terms used herein without definition shall have the same meanings herein as set forth in the Credit Agreement.

                                    RECITALS

                  WHEREAS, Company and Lenders desire to amend the Credit Agreement to allow Company and its Subsidiaries until September 30, 1999 to consummate certain asset sales and repay the Loans with the proceeds thereof as set forth below.

                  NOW, THEREFORE, in consideration of the premises and the agreements, provisions and covenants herein contained, the parties hereto agree as follows:

SECTION 1.        AMENDMENTS TO THE CREDIT AGREEMENT

1.1      AMENDMENTS TO SECTION 6: AFFIRMATIVE COVENANTS

                  Subsection 6.13 of the Credit Agreement is hereby amended and restated in its entirety as follows:

                  "6.13    SALE OF CERTAIN STATIONS.

                  On or before June 30, 1999 (or July 15, 1999 with respect to the Lake Tahoe Stations only), Company and its Subsidiaries shall have entered into definitive sale agreements and made the appropriate filings with the FCC for the sale, for fair market value Cash consideration, of the Flagstaff Stations, the Kingman Stations, the Lake Tahoe Stations or any other Station or combination of Stations



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                  the sale of which is reasonably expected to result in
                  aggregate Net Cash Proceeds sufficient (after application of such proceeds in accordance with this Agreement) to achieve a Leverage Ratio of no more than 6.75:1.00 (calculated on a pro forma basis to give effect to such sales). Such sales shall be consummated and the Net Cash Proceeds in respect thereof shall be applied to repay the Loans and reduce the Commitments as soon as practicable but, in any event, no later than September 30, 1999."

1.2      AMENDMENTS TO SECTION 7: NEGATIVE COVENANTS

                  Subsection 7.6 of the Credit Agreement is hereby amended by amending and restating subsection 7.6D(iii) in its entirety as follows:

                  " (iii) Sale of Assets. For purposes of calculating the Consolidated Total Debt Ratio only for any relevant period through September 30, 1999, with respect to Stations which are subject to pending Asset Sales in accordance with subsection 6.13, Company and its Subsidiaries may calculate Consolidated Total Debt and Consolidated Operating Cash Flow on a pro forma basis as if such sales had been consummated and the Net Cash Proceeds which Company in good faith reasonably expects to result from the consummation of such Asset Sales (as certified by Company to Lenders pursuant to an Officers' Certificate no later than June 30, 1999, or July 15, 1999 with respect to the Lake Tahoe Stations only) had been applied to repay Loans as required hereunder, in each case as of the first date of such period."

SECTION 2.        LIMITATION OF AMENDMENTS

                  Without limiting the generality of the provisions of subsection 10.6 of the Credit Agreement, the amendments set forth above shall be limited precisely as written and relate solely to the matters expressly set forth in Sections 1 and 2 hereof, in the manner and to the extent described above, and nothing in this Amendment shall be deemed to:

                  (a) constitute a waiver of compliance by Company with respect to the Credit Agreement in any other instance or any other term, provision or condition of the Credit Agreement or any other instrument or agreement referred to therein; or

                  (b) prejudice any right or remedy that Agent or any Lender may now have (except to the extent such right or remedy was based upon existing defaults that will not exist after giving effect to this Amendment) or may have in the future under or in connection with the Credit Agreement or any other instrument or agreement referred to therein.

                  Except as expressly set forth herein, the terms, provisions and conditions of the Credit Agreement and the other Loan Documents shall remain in full force and effect and in all other respects are hereby ratified and confirmed.

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SECTION 3.        REPRESENTATIONS AND WARRANTIES

                  In order to induce Lenders to enter into this Amendment and to amend the Credit Agreement in the manner provided herein, each Credit Party represents and warrants to each Lender that the following statements are true, correct and complete:

         A. INCORPORATION OF REPRESENTATIONS AND WARRANTIES FROM CREDIT AGREEMENT. The representations and warranties contained in Section 5 of the Credit Agreement are and will be true, correct and complete in all material respects on and as of the Amendment Effective Date to the same extent as though made on and as of that date, except to the extent such representations and warranties specifically relate to an earlier date, in which case they were true, correct and complete in all material respects on and as of such earlier date.

         B. ABSENCE OF DEFAULT. No event has occurred and is continuing or will result from the consummation of the transactions contemplated by this Amendment that would constitute an Event of Default or a Potential Event of Default.

SECTION 4.        ACKNOWLEDGEMENT AND CONSENT

                  Each of the Company and the Subsidiaries (each individually a "CREDIT SUPPORT PARTY" and collectively, the "CREDIT SUPPORT PARTIES") hereby acknowledges that it has reviewed the terms and provisions of the Credit Agreement and this Amendment and consents to the amendments of the Credit Agreement effected pursuant to this Amendment. The Pledge and Security Agreement, the Collateral Account Agreement and the Subsidiary Guaranty are collectively referred to herein as the "CREDIT SUPPORT DOCUMENTS". Each Credit Support Party hereby confirms that each Credit Support Document to which it is a party or otherwise bound and all Collateral encumbered thereby will continue to guaranty or secure, as the case may be, to the fullest extent possible the payment and performance of all "Guarantied Obligations" and "Secured Obligations", as the case may be (in each case as such terms are defined in the applicable Credit Support Document), including without limitation the payment and performance of all such "Guarantied Obligations" and "Secured Obligations", as the case may be, in respect of the Obligations of Company now or hereafter existing under or in respect of the Credit Agreement and the Notes.

SECTION 5.        RELEASE

                  Each Credit Party, hereby knowingly, voluntarily, intentionally and irrevocably releases and discharges Agent, each Lender and each of their respective officers, directors, agents and counsel (each a "RELEASEE") from any and all actions, causes of action, suits , sums of money, controversies, variances, trespasses, damages, judgements, extents, executions, losses, liabilities, costs, expenses, debts, dues, demands, obligations or other claims of any kind whatsoever, known or unknown, in law, admiralty or equity, which such Credit Party ever had, now have or hereafter can, shall or may have against any Releasee for, upon or by reason of any matter, cause or thing whatsoever from the beginning of the world to and including the date hereof.


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SECTION 6.        MISCELLANEOUS

         A. REFERENCE TO AND EFFECT ON THE CREDIT AGREEMENT AND THE OTHER LOAN DOCUMENTS.

                  (i) On and after the effectiveness of this Amendment, each reference in the Credit Agreement to "this Agreement", "hereunder", "hereof" "herein" or words of like import referring to the Credit Agreement, and each reference in the other Loan Documents to the "Credit Agreement", "thereunder", "thereof" or words of like import referring to the Credit Agreement shall mean and be a reference to the Amended Agreement.

                  (ii) Except as specifically amended by this Amendment, the Credit Agreement and the other Loan Documents shall remain in full force and effect and are hereby ratified and confirmed.

                  (iii) The execution, delivery and performance of this Amendment shall not, except as expressly provided herein, constitute a waiver of any provision of, or operate as a waiver of any right, power or remedy of Agent or any Lender under, the Credit Agreement or any of the other Loan Documents.

                  (iv) All grammatical and technical corrections required in the Credit Agreement and the other Loan Documents in order to effect the substance of the amendments set forth herein shall be deemed made upon the effectiveness of this Amendment.

         B. FEES AND EXPENSES. Company acknowledges that all costs, fees and expenses as described in subsection 10.2 of the Credit Agreement incurred by Agent and its counsel with respect to this Amendment and the documents and transactions contemplated hereby shall be for the account of Company.

         C. HEADINGS. Section and subsection headings in this Amendment are included herein for convenience of reference only and shall not constitute a part of this Amendment for any other purpose or be given any substantive effect.

         D. APPLICABLE LAW. THIS AMENDMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF NEW YORK (INCLUDING WITHOUT LIMITATION SECTION 5-1401 OF THE GENERAL OBLIGATIONS LAW OF THE STATE OF NEW
YORK), WITHOUT REGARD TO CONFLICTS OF LAWS PRINCIPLES.

         E. COUNTERPARTS; EFFECTIVENESS. This Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed an original, but all such counterparts together shall constitute but one and the same instrument; signature pages may be detached from multiple separate counterparts and attached to a single counterpart so that all signature pages are


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physically attached to the same document. This Amendment shall become effective upon the execution of a counterpart hereof by Company, each Credit Support Party and Requisite Lenders and receipt by Agent of written or telephonic notification of such execution and authorization of delivery thereof (the "AMENDMENT EFFECTIVE Date").



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                  IN WITNESS WHEREOF, the parties hereto have caused this
Amendment to be duly executed and delivered by their respective officers thereunto duly authorized as of the date first written above.

                         REGENT COMMUNICATIONS, INC.


                         By:  /s/ Anthony A. Vasconcellos
                              --------------------------------------------------
                              Name:   Anthony A. Vasconcellos
                              Title:  Vice President and Chief Financial Officer


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CREDIT SUPPORT PARTIES

                     REGENT BROADCASTING OF LEXINGTON, INC.,
                     REGENT BROADCASTING OF SAN DIEGO,INC.,
                     REGENT BROADCASTING OF CHICO, INC., REGENT
                     BROADCASTING OF FLAGSTAFF, INC., REGENT
                     BROADCASTING OF KINGMAN, INC., REGENT
                     BROADCASTING OF LAKE TAHOE, INC., REGENT
                     BROADCASTING OF PALMDALE, INC., REGENT
                     BROADCASTING OF REDDING, INC., REGENT
                     BROADCASTING OF VICTORVILLE, INC., REGENT
                     BROADCASTING OF SOUTH CAROLINA, INC., REGENT
                     BROADCASTING MIDWEST, INC., REGENT
                     BROADCASTING OF FLINT, INC., REGENT
                     BROADCASTING OF MANSFIELD, INC., REGENT
                     BROADCASTING OF ST. CLOUD, INC.,
                     each a Delaware corporation

                     By:  /s/ Anthony A. Vasconcellos
                          ---------------------------------------
                          Name:  Anthony A. Vasconcellos
                          Title: Vice President and Chief Financial Officer
                             of each of the forgoing


                     REGENT BROADCASTING WEST COAST, INC.,
                     a California corporation


                     By:  /s/ Anthony A. Vasconcellos
                          ---------------------------------------
                          Name: Anthony A. Vasconcellos
                          Title:  Vice President and Chief Financial Officer


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                     REGENT LICENSEE OF SAN DIEGO, INC., REGENT
                     LICENSEE OF KINGMAN, INC, REGENT LICENSEE OF
                     VICTORVILLE, INC., REGENT LICENSEE OF
                     LEXINGTON, INC., REGENT LICENSEE OF LAKE
                     TAHOE, INC., REGENT LICENSEE OF PALMDALE,
                     INC., REGENT LICENSEE OF REDDING, INC.,
                     REGENT LICENSEE OF CHICO, INC., REGENT
                     LICENSEE OF FLAGSTAFF, INC., REGENT LICENSEE
                     OF FLINT, INC., REGENT LICENSEE OF
                     MANSFIELD, INC., REGENT LICENSEE OF SOUTH
                     CAROLINA, INC., REGENT LICENSEE OF ST.
                     CLOUD, INC.,
                     each a Delaware corporation


                     By:  /s/ Anthony A. Vasconcellos
                          ---------------------------------------
                          Name: Anthony A. Vasconcellos
                          Title:  Vice President and Chief Financial Officer
                            of each of the foregoing


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                     BANK OF MONTREAL, CHICAGO BRANCH,
                     individually and as Agent


                     By:  /s/ Christopher T. Young
                          ---------------------------------------
                          Name: Christopher T. Young
                          Title:  Director


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                     GENERAL ELECTRIC CAPITAL CORPORATION,
                     individually and as Documentation Agent


                     By:  /s/ Kenneth M. Gacevich
                          ---------------------------------------
                          Name:  Kenneth M. Gacevich
                          Title: Duly Authorized Signatory


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                     BANK ONE, INDIANA, NATIONAL ASSOCIATION


                     By:  (signature not required)
                          ---------------------------------------
                          Name:
                          Title:


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